UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 16, 2013 (May 14, 2013)

MONAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54166
(Commission File No.)

7365 Carnelian
Suite 119
Rancho Cucamonga, California 91730
 (Address of principal executive offices and Zip Code)

213-985-1939
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTIONS OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 14, 2013, Dr. Tri Vu Truong and Claude Pellerin resigned as officers and directors of Monar International Inc.

On May 14, 2013, Roberto Roman, Jr. was appointed secretary, treasurer, principal accounting officer, principal financial officer and a member of the board of directors.

Robert Clarke continued as a member of the board of directors and on May 14, 2013 was appointed president and principal executive officer.  Mr. Clarke is chairman of our board of directors.

ROBERTO ROMAN, JR.

Education

Bachelor of Science, Major Accounting: California State University, Los Angeles 1990-1996
United States Marine Corps M.O.S # 7501 Search and Rescue Specialist 1985-1990
Bishop Mora Salesian High School Roman Catholic 1981-1985
Queen of Angeles Seminary Roman Catholic Priesthood 1980-1981

Experience

R and R Management Consultants Inc.	(Private Sector)	Accountant August 2009 - Present

A professional Accounting and F/C Bookkeeping Firm. To Instruct/Educate Clients on Balance sheets, Income Statements, Financial Statements Budgets Forecasting/SBA Loans/Grants/Tax Debt Projections, A/R Credit inquiries Reconstruct and Implement Internal Controls, Procedures, Customer Service Internal Auditing, Cost Accounting, A/P, Vouchers, Purchase Orders Introduce and Implement Accounting software, Design specific Management Reports Complete and submit tax remittance (Sales) Financial analysis, financial audits, G/L. A/R, A/P, fixed-asset accounting in accordance with GAAP standards. Developed Multi-Company GL’s.  Prepare Corporate1120 Tax Returns and Personnel Tax Returns.

Kentmaster Manufacturing Inc.	(Private Sector)	Controller June 2006 - August 2009

A Manufacturer of Slaughtering Machines. Developed Cost strategies, analysis and capabilities based on accounting manufacturing principals. Create sales, Promotions and Incentives using Rebates, moving slower products and earning interest on revenue received. Roadmaps for manufacturing, production planning, quality, shop floor automation. . Reviewed and analyze the effectiveness and efficiency of existing processes and systems and develop strategies for improving Production. G/L, A/R, and A/P.

Los Angeles Business Journal	(Private Sector)	Controller November 2004- June 2006

A Weekly Publication Finance Newspaper. Delivered cost savings by initiating expense analysis of internal controls, which uncovered overpayments of 125k. Year End, Quarterly, Monthly Financial Reporting, Financial Analysis, Budgets and Forecasts, Balance and Income Statements, Payable and Receivables Reconciliation, Audit Payroll Journal and Journal Entries.

Digital Variable Printing Inc.	(Private Sector)	Controller March 2003- November 2004

A Digital Printing Company. Instruct/Educate Client on Balance sheets, Income Statements, Financial Statements Budgets/Forecasting. Supervise Office Staff and oversee all Financial and Operation analysis, financial audits, G/L, A/R, A/P and fixed-asset accounting in accordance with GAAP standards. Develop and manage external financial relationships (e.g., banks, insurers, auditors) and constantly look for ways to strengthen overall financial performance.

ROBERT CLARKE

Since our inception on July 6, 2009, Robert Clarke has been a member of our board of directors.  From July 6, 2006 through December 4, 2012, Mr. Clarke was our president, principal executive officer, and secretary.  From July 6, 2009 to May 14, 2013, Mr. Clarke was our treasurer, principal accounting officer and principal financial officer. From July 2008 to June 2009, Mr. Clarke was Chairman and a Director of Ecolocap Solutions Inc., a Nevada corporation located in Montreal, Quebec. Ecolocap is engaged in the business of providing services and products related to the reduction of greenhouse gases. Ecolocap’s common stock is traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) under the symbol ECOS. From July 15, 2008 to June 16, 2009, Mr. Clarke was a member of the Board of Directors of Tiger Renewable Energy, Ltd., and from September 12, 2008 to June 4, 2009, he was President and CEO. After Mr. Clarke resigned, Tiger Renewable Energy, Ltd changed its name to Cono Italiano, Inc. and is currently in the business of marketing Italian food products with its principal place of business located in Keyport, New Jersey. Cono Italiano is currently a development stage company and is traded on the Bulletin Board under the symbol CNOZ. Since June 2000, Mr. Clarke has been Chairman of 7bridge Capital, a private venture capital group in Hong Kong. Prior to moving to Hong Kong Mr. Clarke was based in Vancouver, BC and played a key role in the start-up and financing of several Canadian and United States companies in the high technology and telecommunications sectors. Since mid 2001 he has been based in Hong Kong and involved in private and public companies, with a particular emphasis on the development of China opportunities. Prior to moving to Hong Kong in June 2001, Mr. Clarke served as a Director and as President and Chief Executive Officer of Waverider Communications Inc. from January 1997 to December 1997. He was a Director and Chairman of TEK Digitel Corp. from June 1998 until September 1999. Mr. Clarke also served as the Chairman of the Board of Directors of ePhone Telecom Inc. from April 1999 until July 21, 2000. He rejoined the ePhone Board on December 1, 2000 once again becoming Chairman, which position he held until September 12, 2002. He resigned from the ePhone Board on December 30, 2002. He also served as the Chief Executive Officer of ePhone from June 3, 1999 to April 1, 2000 and again from December 1, 2000 to July 1, 2002. For three periods: June 3, 1999 to August 8, 1999; March 9, 2000 to April 1, 2000; and December 1, 2000 to April 1, 2001 he also served as President. Mr. Clarke has also been Director and Chairman of the Board of Directors of Manaris Corporation (formerly C-Chip Technologies Corporation) from January 2003 to August 23, 2006 on which date resigned as both Chairman and a director. Mr. Clarke was a director of

L&L International Holdings, Inc. from Sept. 11, 2004 to March 4, 2005. L&L was later renamed to L&L Energy, Inc. and trades on the Nasdaq Global Market (LLEN). Mr. Clarke has also been Chairman of Cardtrend International Inc. (now known as Mezabay International Inc.) since Oct. 2, 1998, except for a period from Dec. 17, 2004 to Oct. 5, 2005, until resigning January 23, 2008. He also served a Chief Executive Officer of Cardtrend (then called Asia Payment Systems Inc.) from Oct. 15, 2005 until May 22, 2006. Cardtrend International Inc. is now known as Mezabay International Inc.

During the past ten years, Messrs. Roman, Jr. and Clarke have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Neither Messrs. Roman or Clarke are parties to any agreements with us to award any compensation to them. Further, Mr. Roman, Jr. does not own any shares of our common stock and there are no plans to issue him any shares of our common stock.  Mr. Roman, Jr. does not have any family relationship with Mr. Clarke.  Mr. Roman, Jr. was appointed to our board of directors based upon his accounting experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of May, 2013.

MONAR INTERNATIONAL INC.

BY:	ROBERT CLARKE
Robert Clarke
President